EXHIBIT 4.3

THE TRANSFER, SALE OR OTHER DISPOSITION OF THIS WARRANT AND THE SECURITIES WHICH MAY BE ACQUIRED PURSUANT TO THIS WARRANT MAY BE SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT DATED AUGUST 4, 2004 AMONG PHARMASSET, INC., A DELAWARE CORPORATION (THE “COMPANY”), AND THE OTHER PARTIES THERETO AND THE FIRST AMENDMENT AND JOINDER AGREEMENT THERETO, AS THE SAME MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED AND IN EFFECT FROM TIME TO TIME, AND NO TRANSFER OF THIS WARRANT OR THE SECURITIES WHICH MAY BE ACQUIRED PURSUANT TO THIS WARRANT SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. A COPY OF SUCH AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY.

THIS WARRANT AND THE SECURITIES WHICH MAY BE ACQUIRED PURSUANT TO THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE’S OR OTHER JURISDICTION’S SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE’S OR OTHER JURISDICTION’S SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE ISSUER OF THESE SECURITIES MAY REQUIRE AS A CONDITION TO ANY TRANSFER OR RESALE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS.

WARRANT TO PURCHASE SHARES OF PREFERRED STOCK OF

PHARMASSET, INC.

(Series R-1 Shares)

FOR VALUE RECEIVED, Pharmasset, Inc., a Delaware corporation (the “Company”), hereby certifies that Hoffmann-La Roche Inc., a New Jersey corporation, or its permitted assigns (the “Holder”), is entitled, on the terms and subject to the conditions set forth in this Warrant, to purchase from the Company, at any time or from time to time following the Effective Date specified herein, prior to the Expiration Date specified herein and subject to Section 1 of this Warrant, 470,588 shares of the Series R-1 Preferred Stock of the Company, par value US$0.001 per share (the “Series R-1 Preferred Stock”), at the purchase price of US$12.75 per share of Series R-1 Preferred Stock (the “Exercise Price”). The number of shares of Series R-1 Preferred Stock for which this Warrant shall be exercisable and the Exercise Price per share of Series R-1 Preferred Stock are subject to adjustment from time to time as provided in Section 3. The terms, preferences, privileges, conditions, restrictions and designations of the Series R-1 Preferred Stock shall be as set forth in the Company’s Charter (as defined below). Certain terms used in this Warrant are defined in Section 5.

Section 1. Exercise Period.

This Warrant may be exercised in whole at any time, or in part, from time to time, subject to the limitations set forth below, by the Holder from or after October 26, 2004 (the “Effective Date”) and to and including the earliest of the following to occur (the “Expiration Date”): (i) 5:00 p.m., New York City time, on October 26, 2006, (ii) the consummation of an IPO, or (iii) the consummation of an M&A Transaction. Upon the occurrence of certain specified events, the Expiration Date shall be extended in accordance with the provisions of Sections 2(a) and 2(b). Notwithstanding the foregoing and below provisions hereof, the confidentiality obligations set forth in Section 7 shall survive any termination, cancellation, expiration, exercise, exchange or transfer of this Warrant.

Section 2. Exercise of Warrant.

(a) If prior to October 26, 2006 the Company files a registration statement under the Securities Act (the “Registration Statement”) with the SEC in connection with an IPO, then not later than ten (10) days following such filing the Company shall provide written notice (the “IPO Notice”) to the Holder of the IPO, which notice shall specify the price range of the securities to be offered pursuant to such Registration Statement, if a price range is set forth therein. If no price range is specified in the Registration Statement that is the subject of such IPO Notice, the Company shall, within five (5) days after filing of the first amendment to such Registration Statement that includes a price range, provide notice to the Holder of the price range specified in such amendment. If the IPO Notice delivered pursuant to the first sentence of this Section 2(a) did not set forth a price range for the IPO, the delivery of the notice containing such price range, as contemplated by the second sentence of this Section 2(a), shall be considered the IPO Notice. Within ten (10) Business Days of Holder’s receipt of the IPO Notice, the Holder may elect to exercise this Warrant by delivering to the Company within such ten (10) Business Day period, at the Warrant Office, a written exercise notice (the “IPO Exercise Notice”) stating the Holder’s election to exercise this Warrant, which notice shall be in substantially the form of Annex A attached hereto and shall be properly completed, including the minimum offering price per share of Common Stock (which may be above or below the projected price range for the IPO) at which the Company would have to complete such IPO for the Holder to elect to exercise this Warrant (the “Minimum Offering Price”). If the IPO Exercise Notice is not delivered to the Company within such ten (10) Business Day period, the Holder shall not be entitled to exercise this Warrant prior to the closing of the IPO (at which time this Warrant will expire). The exercise of this Warrant pursuant to the IPO Exercise Notice delivered pursuant to this provision may, at the election of the Holder, be conditioned on the consummation of such IPO with a price per share at or above the Minimum Offering Price. Once the IPO Exercise Notice is delivered to the Company, the Holder’s IPO Exercise Notice (including the obligation to make payment of the Exercise Price as stated therein) shall be binding on the Holder, shall be irrevocable and may not be modified or amended without the prior written consent of the Company. In the event that the Company has delivered the IPO Notice prior to October 26, 2006, and provided that such IPO is still ongoing as of October 26, 2006, then the Expiration Date shall be extended until such time as the first to occur of (i) the closing of the IPO with respect to which such IPO Notice had been given or (ii) efforts to complete such IPO for any reason cease or are suspended for more than thirty (30) days and the Company notifies the Holder thereof. Notwithstanding the foregoing, in no event shall the Expiration Date be extended for a period longer than one hundred and twenty (120) days following the date of the IPO Notice and upon the lapse of such one hundred twenty (120) day period, this Warrant shall expire if not sooner exercised in accordance with the terms hereof.

(b) Not less than fifteen (15) Business Days prior to the consummation of an M&A Transaction (if projected to be consummated prior to October 26, 2006) the Company shall provide written notice (the “M&A Notice”) to the Holder of the anticipated consummation of such M&A Transaction, which notice shall include a summary description of the consideration payable with respect to such M&A Transaction. Within ten (10) Business Days following the Holder’s receipt of such M&A Notice, the Holder may elect to exercise this Warrant by delivering to the Company within such ten (10) Business Day period, at the Warrant Office, a written Exercise Notice (the “M&A Exercise Notice”) stating the Holder’s election to exercise this Warrant, which notice shall be substantially in the form of Annex A attached hereto and which shall be properly completed. If the M&A Exercise Notice is not delivered to the Company within such ten (10) Business Day period, the Holder shall not be entitled to exercise this Warrant prior to the closing of the M&A Transaction (at which time this Warrant will expire). The M&A Exercise Notice may, at the election of the Holder, be conditioned on the consummation of such M&A Transaction upon, in all material respects, the terms stated in the M&A Notice. Once the M&A Exercise Notice is delivered to the Company, such M&A Exercise Notice (including the obligation to make payment of the Exercise Price as stated therein) shall be binding on the Holder, shall be irrevocable and may not be modified or amended without the prior written consent of the Company. In the event that the Company has delivered the M&A Notice prior to October 26, 2006, and provided that such M&A Transaction is still ongoing as of October 26, 2006, then the Expiration Date shall be extended until such time as the first to occur of (i) the closing of the M&A Transaction with respect to which such M&A Notice had been given or (ii) efforts to complete such M&A Transaction for any reason cease or are suspended for more than thirty (30) days and the Company notifies the Holder thereof. Notwithstanding the foregoing, in no event shall the Expiration Date be extended for a period longer than one hundred and twenty (120) days following the date of the M&A Notice and upon the lapse of such one hundred twenty (120) day period, this Warrant shall expire if not sooner exercised in accordance with the terms hereof.

(c) At any time on and after the Effective Date, and until the Expiration Date, the Holder may exercise this Warrant, on one or more occasions, on any Business Day, in whole or, subject to the limitations set forth below, in part. The Holder may elect to exercise this Warrant by delivering to the Company, at the Warrant Office (i) a written exercise notice (the ”Exercise Notice”) stating the Holder’s election to exercise this Warrant, which notice shall be in substantially the form of Annex A attached hereto and which shall be properly completed, and (ii) unless the Exercise Notice is an IPO Exercise Notice or M&A Exercise Notice which states that it is contingent upon the closing of an IPO or M&A Transaction, payment of the aggregate Exercise Price for the shares exercised pursuant to such Exercise Notice. Once the Exercise Notice is delivered to the Company, such Exercise Notice shall be binding on the Holder, shall be irrevocable and may not be modified or amended without the prior written consent of the Company. In the event the Holder delivers an IPO Exercise Notice or M&A

Exercise Notice which by its terms is contingent upon the closing of the IPO (with or without a stated Minimum Offering Price) or M&A Transaction to which it relates, then payment of the Exercise Price related to such Exercise Notice shall be made by the Holder on or before the closing of such IPO or M&A Transaction. The Company agrees to provide the Holder with notice of the anticipated closing of an IPO or M&A Transaction which is the subject of any such contingent Exercise Notice at least two (2) Business Days prior to such closing.

(d) This Warrant shall be exercisable in part, but only for an aggregate Exercise Price equal to or in excess of $1,000,000.00; provided, however, that if the Company’s investment banker or financial advisor determines that any such partial exercise of the Warrant will have a detrimental impact on the Company’s ability to complete a public offering, M&A Transaction, or other strategic financial transaction, or the terms thereof, and such determination is communicated by the Company in the IPO Notice, the M&A Notice or, if not available on the date the IPO Notice or M&A Notice is sent, in such other written notice delivered to the Holder in connection with its exercise of this Warrant at least five (5) Business Days in advance of any required delivery by the Holder of an IPO Exercise Notice, M&A Exercise Notice or other exercise notice then the Warrant shall only be exercisable in whole or in such portion (but not less than $1,000,000.00 in aggregate Exercise Price) as such investment banker or financial advisor determines would not have a detrimental impact on any such transaction or the terms thereof.

(e) The Exercise Price shall be payable in U.S. Dollars, at the option of the Holder, either: (i) by wire transfer or in cash or (ii) by certified or official bank check payable to the order of the Company.

(f) Subject to the provisions of Section 2(g), upon receipt of an IPO Exercise Notice, M&A Exercise Notice or an Exercise Notice, as the case may be, together with the Exercise Price payable and this Warrant, all in accordance with this Section 2, and upon the effectiveness of such exercise if such exercise is contingent upon events specified in an Exercise Notice, the Company shall: (i) as promptly as practicable, issue to the Holder one or more stock certificates representing the aggregate number of shares of Series R-1 Preferred Stock to which the Holder is entitled and (ii) as promptly as practicable transfer to the Holder appropriate evidence of ownership of other securities or property (including any cash) to which the Holder may be entitled in each case, in such denominations, and registered or otherwise placed in, or payable to the order of, such name or names, as may be directed in writing by the Holder, and shall deliver such stock certificates, evidence of ownership and any other securities or property (including any cash) to the Person or Persons entitled to receive the same, together with an amount of cash in lieu of any fraction of a share (or fractional interest in any other security), as hereinafter provided. The Company shall pay all documentary, stamp or similar issue or transfer taxes of the United States or any state thereof payable in respect of the issue or delivery of shares of Series R-1 Preferred Stock issuable upon exercise of this Warrant. However, the Company shall not be required to pay any tax, expense or other charge imposed in connection with any assignment or transfer involved in the issue of any certificate or other evidence of ownership of Series R-1 Preferred Stock or other property so assigned or transferred.

(g) The stock certificate or certificates or other evidence of ownership of Series R-1 Preferred Stock to be delivered pursuant to Section 2(f) shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein, to the extent permitted by law, shall be deemed to have become a holder of record of the Series R-1 Preferred Stock represented thereby, including having the right to vote any voting securities included therein or to consent or to receive notice as a stockholder, as of the date (the “Exercise Effective Date”) on which the last of the following occurs (i) the effective date of the exercise set forth in the Exercise Notice, (ii) payment of the Exercise Price and this Warrant is received by the Company as aforesaid, and (iii) the events specified in an Exercise Notice as conditions to the exercise of this Warrant, notwithstanding that such certificates or other evidence of ownership shall not then actually have been delivered to the Holder.

(h) If this Warrant is exercised only in part, the Company shall, at the time of delivery of the certificate or certificates or other evidence of ownership of the Series R-1 Preferred Stock to be issued upon such exercise, execute and deliver to the Holder, without charge, a new Warrant evidencing the rights of the Holder to purchase the number of shares of the Series R-1 Preferred Stock that remain subject to purchase pursuant to this Warrant, which new Warrant shall in all other respects be identical to this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

(i) The Company shall not be required to issue any fractional share of Series R-1 Preferred Stock (or fractional interest in any other security) upon exercise of this Warrant. As to any fraction of a share (or fractional interest in any other security) that the Holder would otherwise be entitled to receive upon such exercise, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Current Market Price per share of Series R-1 Preferred Stock (and/or other security) on the date of exercise. If the Holder shall exercise more than one Warrant in the same transaction, any payment in respect of fractional shares shall be based on the final fraction resulting from aggregating all such exercises.

(j) The Company hereby agrees at all times to keep reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares (or treasury shares) of Series R-1 Preferred Stock or other securities of the Company from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant. All such shares and other securities shall be duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant and the Company’s Charter, shall be validly issued, fully paid and non-assessable, and free of restrictions on transfer created by or through the Company other than restrictions on transfer in this Warrant, the Stock Purchase Agreement, the Stockholders’ Agreement, applicable securities laws and any applicable provisions set forth in the in Fundamental Documents in effect on the Effective Date.

(k) Each certificate for securities issued pursuant to this Warrant, unless at the time such issuance is registered under the Securities Act (it being understood that the Company has an obligation to effect such registration), shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE’S OR OTHER JURISDICTION’S SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR

HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

In addition, each share certificate, now or hereafter issued to any Holder pursuant to this Warrant, will be stamped or otherwise imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AGREEMENTS, COVENANTS AND RESTRICTIONS WITH REGARD TO THE VOTING OF SUCH SHARES AND THEIR TRANSFER AS PROVIDED IN THE PROVISIONS OF THAT CERTAIN SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, DATED AUGUST 4, 2004 AND THE JOINDER AND AMENDMENT AGREEMENT THERETO, EXECUTED BY THE COMPANY AND THE OTHER SIGNATORIES THERETO, BY AND AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, COPIES OF WHICH ARE ON FILE IN THE OFFICE OF THE SECRETARY OF THE COMPANY.

Any certificate issued at any time in exchange or substitution for or upon conversion of any certificate bearing such legend shall also bear such legend unless, in the opinion of counsel selected by the holder of such certificate (who may be an employee of such holder) and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act or any applicable state’s or other jurisdiction’s securities laws.

Section 3. Adjustments.

(a) If the Series R-1 Preferred Stock is changed or converted, or under the Charter an election has been made to change or convert the Series R-1 Preferred Stock (whether or not any shares thereof are then outstanding), including an election to convert the Series R-1 Preferred Stock into Common Stock, into the same or a different number of shares of any class, classes or series of capital stock, whether by reason of a provision in the Charter, a stock split, stock dividend, capital reorganization, recapitalization or reclassification, or is otherwise converted into or exchanged for other securities or property as a result of a merger, share exchange or other similar transaction, then in each such event the Holder shall have the right thereafter to receive upon exercise hereof, (i) such number of shares of Series R-1 Preferred Stock as adjusted to reflect a stock split, stock dividend or other similar transaction with respect to the Series R-1 Preferred Stock (and the Exercise Price shall be adjusted appropriately to reflect such transaction) or (ii) in lieu of the number of shares of Series R-1 Preferred Stock which the Holder would otherwise have been entitled to receive, the kind and amount of shares of capital stock and other securities and property which they would have received upon such reorganization, recapitalization, reclassification, merger or other change or conversion (other than a stock split, stock dividend or similar transaction with respect to the Series R-1 Preferred Stock for which an adjustment is made pursuant to clause (i) above) had the Holder exercised this Warrant immediately prior to such reorganization, recapitalization, reclassification, merger or other change or conversion, all subject to further adjustment as provided herein.

(b) If on or after the Effective Date the number of shares of Series R-1 Preferred Stock for which this Warrant is exercisable is adjusted, as herein provided, the Company shall promptly give notice thereof to the Holder, in accordance with Section 6, by delivering a certificate which sets forth such adjustment and a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property for which this Warrant shall be exercisable following the occurrence of any of the events specified above.

Section 4. Warrant Office; Transfer, Division and Combination.

(a) So long as this Warrant remains outstanding, the Company shall maintain an office (the “Warrant Office”) in the continental United States where the Warrants may be presented for exercise, transfer, division, termination or combination as provided in this Warrant. The Warrant Office shall be at Pharmasset, Inc., 1860 Montreal Road, Tucker, Georgia, 30004, unless and until the Company shall designate and maintain some other office for such purposes and give notice thereof to the Holder.

(b) This Warrant and any rights hereunder and any security issued pursuant hereto shall be transferable by the Holder hereof only to a Permitted Transferee (as defined below) and only if: (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) the Company is given written notice of such transfer, including the name, jurisdiction of organization and principal business address of the transferee at least five (5) Business Days in advance and a written assignment of this Warrant substantially in the form of Annex C attached hereto is duly executed and delivered to the Company, (iii) as a condition to the effectiveness of any such transfer, such transferee executes and delivers to the Company, in accordance with Section 4(d), a written joinder agreement, substantially in the form of Annex B attached hereto (a “Joinder Agreement”), (iv) the transferee is a “Permitted Transferee,” defined as (a) a current or former partner or member, a Subsidiary, parent or an Affiliate of, the transferor, or (b) a Person acquiring a minimum of the lesser of (1) Warrants to acquire Series R-1 Preferred Stock convertible into at least 50,000 shares of Common Stock (subject to adjustment for share splits, share dividends or other similar changes in capitalization), or (2) all of the Warrants held by the transferor, and (v) funds sufficient to pay any transfer or other taxes payable upon or as a result of such transfer are delivered to the Company.

(c) The Company may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any Person other than the Company) for all purposes and shall not be affected by any notice to the contrary, until due presentment of this Warrant for registration of transfer as provided in this Section 4.

(d) The Company shall maintain at the Warrant Office books for the registration of transfers of this Warrant, and, subject to the limitations set forth in Section 4(b), transfer in whole or in part of this Warrant and all rights hereunder shall be registered on such books, upon the surrender of this Warrant at the Warrant Office, together with (i) a written assignment of this Warrant, substantially in the form of Annex C attached hereto, duly executed by the Holder or its duly authorized agent or attorney (ii) the Joinder Agreement duly executed by the transferee of the Holder or its duly authorized agent or attorney and (iii) funds sufficient to pay any transfer or other taxes payable upon or as a result of such transfer. Upon such surrender, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment (which shall be whole numbers of the shares of Common Stock for which this Warrant shall be exercisable only), and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall be promptly canceled.

(e) This Warrant may be divided into new Warrants or combined with other Warrants with the same terms as this Warrant upon the presentment of this Warrant, or this Warrant and any other Warrants with which this Warrant is to be combined, together with a written notice specifying the names and denominations (which shall be whole numbers of shares of stock only) in which the new Warrant or Warrants are to be issued, signed by the Holder or its respective duly authorized agents or attorneys. Subject to compliance with the other provisions of this Section 4 as to any transfer or assignment which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(f) Upon receipt of evidence satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

Section 5. Definitions.

As used herein, the following terms shall have the following meanings (all terms defined in this Section 5 or in other provisions of this Warrant in the singular to have the same meanings when used in the plural and vice versa):

“Affiliate” shall mean, as applied to the Company or any other specified Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or other specified Person) and shall also include (a) any Person who is a director or officer of the Company (or such other specified Person) or beneficial owner of at least 5% of any class of the then outstanding equity securities of the Company (or such other specified Person) and Family Members of any such Person, (b) any Person of which the Company (or such other specified Person) or an Affiliate of the Company (or such other specified Person) shall, directly or indirectly, beneficially owns at least ten percent (10%) of any class of such Person’s then outstanding equity securities, and (c) in the case of a specified Person who is an individual, any Family Member of such Person.

“Board” shall mean the Board of Directors of the Company or any executive committee thereof to the extent such executive committee has the legal authority under Delaware law to act on behalf of the Board of Directors.

“Business Day” means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Bylaws” means the bylaws of the Company, as amended and in effect at the time in question.

“Charter” means the Second Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of Delaware on or about the date of this Warrant, as the same may be amended and restated and in effect from time to time.

“Common Stock” means the Common Stock, par value $0.001 per share, of the Company.

“Company” is defined in the introductory paragraph of this Warrant.

“Effective Date” is defined in Section 1 of this Warrant.

“Exercise Effective Date” is defined in Section 2(g) of this Warrant.

“Exercise Price” is defined in the introductory paragraph of this Warrant.

“Expiration Date” is defined in Section 1 of this Warrant.

“Family Member” means, as applied to any individual, such individual’s spouse, child (including a stepchild or an adopted child), grandchild, parent, brother or sister, or any spouse of any of the foregoing, and each trust crated for the exclusive benefit of one or more of them.

“Fundamental Documents” means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. The Fundamental Documents of the Company are the Charter and the Bylaws.

“Holder” is defined in the introductory paragraph of this Warrant.

“Include” and “Including” shall be construed as if followed by the phrase “without being limited to.”

“IPO” means the Company’s first underwritten public offering of Common Stock registered under the Securities Act.

“IPO Notice” is defined in Section 2(a) of this Warrant.

“IPO Exercise Notice” is defined in Section 2(a).

“Joinder Agreement” is defined in Section 4(b) of this Warrant.

“Majority Holder” shall mean those Persons that have the right to receive a majority of the total number of shares of Series R-1 Preferred Stock issuable upon the exercise of all outstanding Series R-1 Warrants.

“M&A Exercise Notice” is defined in Section 2(b).

“M&A Notice” is defined in Section 2(b).

“M&A Transaction” means a single transaction or a group of related transactions between or among the Company or holders of the Company’s securities and any Person or group of Persons pursuant to which such Person or Persons will, other than in connection with an IPO: (i) acquire securities of the Company possessing the voting power to elect a majority of the Board; (ii) consummate a merger, amalgamation, consolidation or other similar transaction as a result of which the stockholders of the Company who own voting securities immediately prior to such transaction(s) shall own less than fifty percent (50%) of the voting securities of the surviving corporation or its parent; (iii) acquire all or substantially all of the Company’s assets determined on a consolidated basis; or (iv) acquire, whether by merger, acquisition, purchase, consolidation, amalgamation, business combination, tender offer, exchange, joint venture or otherwise securities or assets of the Company.

“Minimum Offering Price” is defined in Section 2(a) of this Warrant.

“NASD” means the National Association of Securities Dealers, Inc.

“Permitted Transferee” is defined in Section 4(b) of this Warrant.

“Person” shall mean an individual, partnership, company, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

“Preferred Stock” shall mean, collectively, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series D-1 Preferred Stock, the Series R Preferred Stock and the Series R-1 Preferred Stock.

“SEC” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Securities Exchange Act of 1934, as applicable.

“Securities” has the meaning ascribed to such term in Section 2(1) of the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means the Series A Preferred Stock, par value $0.001 per share, of the Company.

“Series B Preferred Stock” means the Series B Preferred Stock, par value $0.001 per share, of the Company.

“Series C Preferred Stock” means the Series C Preferred Stock, par value $0.001 per share, of the Company.

“Series D Preferred Stock” means the Series D Preferred Stock, par value $0.001 per share, of the Company.

“Series D-1 Preferred Stock” means the Series D-1 Preferred Stock, par value $0.001 per share, of the Company.

“Series D-1 Warrants” means this Warrant, all other warrants to acquire shares of Series D-1 Preferred Stock that are issued by the Company on or about the date hereof, and all warrants issued upon the transfer, division, or combination of, or in substitution for, this Warrant or any such other warrant.

“Series R Preferred Stock” means the Series R Preferred Stock, par volume $0.001, of the Company.

“Series R-1 Preferred Stock” means the Series R-1 Preferred Stock, par value $0.001 of the Company.

“Series R-1 Warrants” means this Warrant, all other warrants to acquire shares of Series R-1 Preferred Stock that are issued by the Company on or about the date hereof, and all warrants issued upon the transfer, division, or combination of, or in substitution for, this Warrant or any such other warrant.

“Stock Purchase Agreement” means the Stock Purchase Agreement dated as of October 26, 2004 between the Company and the Holder with respect to the purchase and sale of shares of Series R Preferred Stock.

“Stockholders’ Agreement” means the Stockholders’ Agreement dated as of August 4, 2004 by and among the Company, the holders of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, and the other signatories thereto, as amended by that certain First Amendment and Joinder Agreement dated as of October 26, 2004 executed and delivered in connection with the Stock Purchase Agreement.

“Subsidiary” means, as to any Person, any other Person of which more than 50% of the shares of the voting stock or other voting interests are owned or controlled, or the ability to select or elect 50% of more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries.

“Warrant” shall mean this Warrant and all warrants issued upon the transfer, division, or combination of, or in substitution for, this Warrant or any such other warrant. All Warrants shall be substantially in the form of this Warrant (including the legends appearing on the first page of this Warrant), except that the Warrants need not bear the legends appearing on the first page of this Warrant from and after such time as the restrictions set forth therein no longer apply.

“Warrant Office” is defined in Section 4(a) of this Warrant.

Section 6. Notices.

All notices, requests, demands and other communications that are required or permitted hereunder shall be in writing and shall be sent to the address and fax number set forth below:

(i)	If to the Company, to:

Pharmasset, Inc.
1860 Montreal Road
Tucker, Georgia 30004
Attention: Legal Affairs
Telephone: (678) 395-0035
Facsimile: (678) 395-0030

with a copy (which shall not constitute notice) to:

Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326
Attention: James Walker IV
Telephone: (404) 233-7000
Facsimile: (404) 365-9532

(ii)	If to the Holder, to:

Hoffmann-La Roche Inc.
340 Kingsland Street
Nutley, New Jersey 07110-1199
Attention: General Counsel
Telephone: (973) 235-2165
Facsimile: (973) 235-3500

with a copy (which shall not constitute notice) to:

F. Hoffmann-La Roche Ltd.
Grenzacherstrasse 124/Bldg 21-292
CH-4070 Basel
Switzerland
Attention: Carole L. Nuechterlein
Telephone: + 41 61 688 4652
Facsimile: + 41 61 688 4169

Notices shall be deemed received upon the earlier to occur of (i) actual receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the Business Day such notice is sent if sent (as evidenced by confirmation from recipient) prior to 5:00 p.m. Eastern Time and, if sent after 5:00 p.m. Eastern Time, on the first Business Day after which such notice is sent;

(iii) on the first Business Day following the day the same is deposited, prepaid, with the commercial carrier if sent by commercial overnight delivery service, such as FedEx, for overnight delivery; or (iv) the fifth day (or the next following Business Day if the fifth day is not a Business Day) following deposit thereof with the U.S. Postal Service, prepaid, for delivery via first class mail. Each party, by notice duly given in accordance therewith may specify a different address for the giving of any notice hereunder.

Section 7. Confidentiality.

The Holder may receive certain information with respect to the affairs or plans of the Company or any of its Subsidiaries that is provided by the Company to the Holder pursuant to this Warrant, including the Company’s plans or preparation for an IPO, which is confidential. The Holder agrees to hold all such information in confidence, not to use or disclose such information and otherwise to abide by the terms of Section 4 of the First Amendment and Joinder Agreement to the Stockholders’ Agreement (which are incorporated herein by reference) as if set forth in their entirety herein.

Section 8. Rights of the Holder.

Prior to the exercise of this Warrant, the Holder shall not by virtue hereof, be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right, right of first refusal or to receive any notice of meetings of stockholders or any liquidation preferences or notice of any proceedings of the Company except as may be specifically provided for herein.

Section 9. Notices of Record Date, etc.

If the Company closes its books or takes a record of the holders of its Series R-1 Preferred Stock or Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or with respect to any pro rata subscription offer to holders of Series R-1 Preferred Stock or Common Stock, or for determining rights to vote with respect to any dissolution or liquidation of the Company, then, and in each such case, the Company will give notice thereof to the Holder of this Warrant, in accordance with Section 6, specifying in such notice, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the anticipated effective date on which such dissolution or liquidation is to take place, and the time, if any is to be fixed, as of which the holders of record of the Series R-1 Preferred Stock or the Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of the Series R-1 Preferred Stock or the Common Stock (or such other stock or securities) for the securities or other property deliverable upon such dissolution or liquidation. Such notice shall be given by the Company at least three Business Days prior to the record date or effective date for the event specified in such notice.

Section 10. Investment Representations of Holder.

By acceptance of this Warrant, the Holder of this Warrant hereby represents, warrants and agrees that:

(a) It (i) is an “accredited investor” as defined in Regulation D of the Securities Act; (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in this Warrant and the securities issuable pursuant to this Warrant; and (iii) is acquiring this Warrant and the Series R-1 Preferred Stock and other securities, if applicable, issuable pursuant to this Warrant for its own account for investment and not with a view to, or sale in connection with, the distribution thereof in violation of any securities laws, and except as contemplated hereby the Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the distribution thereof. The Holder’s jurisdiction of organization and principal office are set forth in Section 6 hereof.

(b) This Warrant and the shares of Series R-1 Preferred Stock issuable upon the exercise of this Warrant (including shares of Common Stock issuable upon conversion of such Series R-1 Preferred Stock) (collectively, the “Warrant Shares”) will be issued in reliance upon the exemption from registration contained in or pursuant to the Securities Act of 1933, as amended (the “Securities Act”), including Section 4(2) of the Securities Act and Regulation D promulgated thereunder, and that such securities will or may also be issued in reliance upon the exemptions from registration contained in comparable exemptions contained in the securities laws of other jurisdictions to the extent applicable (the “State Acts”), and that the transfer of such Warrant Shares may be restricted or limited as a condition to the availability of such exemptions. The Warrant Shares may be offered for sale, sold, pledged, hypothecated, disposed of or otherwise transferred only if there is a registration statement under the Securities Act in effect with respect to such transaction and pursuant to registration under any applicable State Acts covering such securities; or in the absence of such registration, only in reliance upon an opinion of counsel satisfactory to the Company, to the effect that registration is not required under the Securities Act or under any applicable State Acts. Any attempt by the Holder, directly or indirectly, to offer, sell, pledge, hypothecate, dispose of or otherwise transfer any Warrant Shares or any economic or voting rights relating thereto without complying with the provisions of this Warrant and applicable law shall be void and of no effect. Notwithstanding the limitations set forth in the foregoing, if the Holder is a partnership it may transfer Warrant Shares to its constituent partners or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or transfer by gift, will, or intestate succession to any such partner’s spouse or lineal descendants or ancestors without the necessity of registration or opinion of counsel if the transferee agrees in writing to be subject to the terms of this Warrant to the same extent if such transferee were an initial Holder; provided, however, that the Holder hereby covenants and agrees not to effect such transfer if such transfer either would invalidate the securities laws exemptions pursuant to which the Warrant Shares were originally offered and sold or would itself require registration and/or qualification under the Securities Act or applicable State Acts. Each certificate evidencing the Warrant Shares transferred as above provided shall bear the appropriate restrictive legend set forth in Section 2(k) above, except that such certificate shall not bear such legend if the transfer was made in compliance with subsection (k) of Rule 144 or if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act or any State Act.

(c) It acknowledges that it has not received any offering statement, prospectus or offering circular containing information with respect to the Company, this Warrant, the Series R-1 Preferred Stock or the Common Stock issuable upon conversion thereof, and the Holder has made an independent inquiry and analysis with respect to the Company, this Warrant, the Series R-1 Preferred Stock or the Common Stock issuable upon conversion thereof. The Holder represents and warrants that it is not subscribing to or purchasing this Warrant as a result of any advertisement, article, notice, general solicitation or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting.

Section 11. Governing Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware (without giving effect to any conflicts or choice of laws provisions thereof).

Section 12. Waivers; Amendments.

The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and either (a) the Holder (if such modification, amendment or waiver solely affects the rights of such Holder in a manner that does not give such Holder greater rights or benefits pursuant to this Warrant than those given to the holders of the other Series R-1 Warrants generally) or (b) the Majority Holders. Any such amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section 12 shall be binding upon the Holder and each future holder hereof and the Company, provided that if such Amendment is made with the consent of the Majority Holders, such amendment must simultaneously amend all Series R-1 Warrants in the same respect. Amendments and waivers made in accordance with this Section 12 shall be binding upon the holders of all Series R-1 Warrants and shares of Common Stock issued upon the exercise of the Series R-1 Warrants and upon each future holder thereof and upon the Company. In the event of any such amendment, modification or waiver, the Company shall give prompt notice thereof to all holders of the Series R-1 Warrants and, if appropriate, notation thereof shall be made on all Series R-1 Warrants thereafter surrendered for registration of transfer or exchange.

Section 13. Entire Agreement; Severability.

This Warrant contains the entire understanding of the parties hereto with respect to its subject matter, and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. Subject to the restrictions on transfer set forth herein, this Warrant shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable any other term or provision of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

Section 14. Section and Other Headings.

The section and other headings contained in this Warrant are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

Section 15. Counterparts; Transmission of Signatures.

This Warrant may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Each party (i) has agreed to permit the use, from time to time and where appropriate, of facsimile, electronic or other medium of transmission of signature or other pages in order to expedite the transactions contemplated by this Warrant, (ii) intends to be bound by its respective facsimile, electronic or other medium of transmission of its signature or other pages, (iii) is aware that the other will rely on the facsimile, electronic or other medium of transmission of the signature or other pages and (iv) acknowledges such reliance and waives any defenses to the enforcement of the documents effecting the transaction contemplated by this Warrant based on the fact that a signature or other page was sent by facsimile, electronic or other medium of transmission.

[Signatures begin on next page]

IN WITNESS WHEREOF, the Company and the Holder have caused this Warrant to be executed and delivered as of October 26, 2004.

COMPANY:

PHARMASSET, INC.

By:	/s/ P. Schaefer Price
P. Schaefer Price
President and CEO

HOLDER:

HOFFMANN-LA ROCHE INC.

By:	/s/ Dennis E. Burns
	Name:	Dennis E. Burns
	Title:	Vice President Global Head of Business Development

Counterpart Signature Page to Pharmasset, Inc. Series R-1 Preferred Stock Warrant

ANNEX A

FORM OF EXERCISE NOTICE

(To be executed by the registered holder hereof)

Exercise and Purchase of Shares. The undersigned registered owner of this Warrant (the “Registered Holder”) hereby exercises this Warrant for the purchase of                  shares of Series R-1 Preferred Stock, par value $0.001 per share, (the “Series R-1 Preferred Stock”) of Pharmasset, Inc., a Delaware corporation (the “Company”), at an aggregate Exercise Price of $                , as follows:

[                ] [check if applicable] A. IPO Contingent Exercise. This Exercise Notice is given pursuant to delivery of a notice by the Company to the Registered Holder of the expected consummation of an initial public offering of the Company’s Common Stock (“IPO”) pursuant to Section 2(a) of this Warrant. The Registered Holder of this Warrant hereby exercises this Warrant for the number of shares indicated above, but expressly conditions such exercise upon the consummation of such IPO at a price per share equaling or exceeding $                 (the “Minimum Offering Price”). The Registered Holder understands and agrees that this Election Notice, once delivered to the Company, is irrevocable and binding and shall not be amended without the prior written consent of the Company, and that the Registered Holder is hereby obligated to make payment of the Exercise Price on or before the closing of such IPO at or above the Minimum Offering Price.

[                ] [check if applicable] B. M&A Transaction Contingent Exercise. This Exercise Notice is given pursuant to delivery of a notice by the Company to the Registered Holder of the expected consummation of an M&A Transaction (as defined in this Warrant) pursuant to Section 2(b) of this Warrant. The Registered Holder hereby exercises this Warrant for the number of shares indicated above, but expressly conditions such exercise upon the consummation of such M&A Transaction upon, in all material respects, the terms stated in the M&A Notice. The Registered Holder understands and agrees that this Election Notice, once delivered to the Company, is irrevocable and binding and shall not be amended without the prior written consent of the Company and that the Registered Holder is hereby obligated to make payment of the Exercise Price on or before the closing of such M&A Transaction.

Unconditional Exercise. If neither A. nor B. above is checked, the Registered Holder agrees that this Exercise Notice shall not be conditioned upon the consummation of any transaction or series of transactions of the Company. The Registered Holder understands and agrees that this Election Notice once delivered to the Company is irrevocable and binding and shall not be amended without the prior written consent of the Company.

Payment. If the Registered Holder has made an election pursuant to A. or B. above, the Registered Holder hereby agrees to make payment of the Exercise Price, and the Registered Holder herewith makes payment of the Exercise Price [check one]

(x) [__] by wire transfer or in cash or

(y) [__] by certified or official bank check;

and in each case acknowledges that such payment is non-refundable.

Issuance of Certificates. The Registered Holder requests that (i) certificates and/or other instruments covering such shares of Series R-1 Preferred Stock be issued (subject to the satisfaction of all conditions precedent as provided in this Warrant) in accordance with the instructions given below and (ii) if such shares of Series R-1 Preferred Stock shall not include all of the shares of Series R-1 Preferred Stock to which the Registered Holder is entitled under this Warrant, that a new Warrant for the unpurchased balance of the shares of Series R-1 Preferred Stock issuable hereunder be delivered to the undersigned.

Effective Date. The effective date of this Exercise Notice shall be [check one]

(1) [__] [                , 200                 (must be at least one (1) Business Day and not more than five (5) Business Days after delivery hereof to the Company);

(2) [__] the date of consummation of the IPO described in the Company’s notice to the Registered Holder of such transaction; or

(3) [__] the date of consummation of the M&A Transaction described in the Company’s notice to the Registered Holder of such transaction.

Dated:
(Signature of Registered Holder)[1]
Instructions for issuance and registration of shares of Series R-1 Preferred Stock and any other assets deliverable upon exercise of this Warrant:
Federal Identification, Social Security or Other Identifying Number:___________________________________________
Name of Registered Holder (please print) Please deliver certificate to the following address:

Street

City, State and Zip Code

[1]	The signature must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration.

ANNEX B

JOINDER AGREEMENT TO

WARRANT TO PURCHASE SHARES OF

PREFERRED STOCK OF PHARMASSET, INC.

(To be executed by the transferee hereof)

By execution of this Joinder Agreement, the undersigned hereby agrees as follows:

(1)	The undersigned agrees to comply with the terms and conditions of the Warrant attached hereto including but not limited to the provisions of Section 7 regarding the protection of confidential information;

(2)	The undersigned agrees that, upon exercise of the Warrant attached hereto, all securities of the Company acquired by the undersigned pursuant to such exercise shall be voted by the undersigned in accordance with the provisions of the Stockholders’ Agreement (as defined in the Warrant), including Sections 3.1, 3.2 and 5.4 thereof, as if the undersigned is a “Stockholder” under such Stockholders’ Agreement;

(3)	Except as expressly set forth herein and in the Warrant, neither the undersigned nor the Company or its Affiliates (as those terms are defined in the Warrant) shall have any rights or obligations to the other pursuant to the Stockholders’ Agreement solely as a result of the execution and delivery of this Joinder Agreement; and

(4)	Pharmasset, Inc. shall be entitled to rely on this Joinder Agreement and to enforce its rights and remedies against the undersigned pursuant to the Warrant as if the undersigned has executed and delivered the Warrant as the original Holder thereunder.

Dated:	____________________________
(Signature of Transferee)

Name of Transferee (Please Print)

Address:

Facsimile:__________________________________________
Witness:

ANNEX C

FORM OF ASSIGNMENT

(To be executed by the registered holder hereof)

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all the rights of the undersigned under this Warrant with respect to the number of shares of the Series R-1 Preferred Stock, par value $0.001 per share, of Pharmasset, Inc. covered thereby set forth below to:

Name of Assignee	Address and Jurisdiction of Organization	Number of Shares of Series R-1 Preferred Stock

Dated:	_______________________________
(Signature of Registered Holder)

Name of Registered Holder (Please Print)

Witness: